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                                                                       EXHIBIT 4

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                     NOTIFICATION OF OBLIGATION TO REIMBURSE
                              CERTAIN FUND EXPENSES

         NOTIFICATION made June 19, 2003 by GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (the "Advisor"), to GMO TRUST, a Massachusetts business trust (the "Trust").

WITNESSETH:

         WHEREAS, the Advisor has organized the Trust to serve primarily as an investment vehicle for certain large institutional accounts; and

         WHEREAS, the Advisor believes it would benefit from a high sales volume of shares of the Trust in that such a volume would maximize the Advisor's fee as investment adviser to each series of the Trust constituting a separate investment portfolio set forth below (each a "Fund" and, collectively, the "Funds"); and

         WHEREAS, the Advisor has agreed to reimburse the Funds for certain Fund expenses so as to reduce or eliminate certain costs otherwise borne by shareholders of the Funds and to enhance the returns generated by shareholders of the Funds.

         NOW, THEREFORE, the Advisor hereby notifies the Trust that the Advisor shall, through June 30, 2004 (and any subsequent periods as may be designated by the Advisor by notice to the Trust), reimburse each Fund listed below to the extent the Fund's total annual operating expenses (not including Shareholder Service Fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses (including legal fees) of the independent trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense (except with respect to the Emerging Countries Fund), and transfer taxes; and, in the case of the Emerging Markets Fund, Asia Fund, and Global Hedged Equity Fund, also excluding custodial fees; and, in the case of Class M shares of any Fund, also excluding administrative service fees and Rule 12b-1 fees (collectively, "Excluded Fund Fees and Expenses")) exceed the percentage of that Fund's average daily net assets (the "Post-Reimbursement Expense Limitation") set forth in the table below:

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
                   FUND                                     POST-REIMBURSEMENT EXPENSE LIMITATION
-------------------------------------------------------------------------------------------------
U.S. Core Fund                                                              0.33%
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Tobacco-Free Core Fund                                                      0.33%
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Value Fund                                                                  0.46%
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Intrinsic Value Fund                                                        0.33%
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Growth Fund                                                                 0.33%
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Small Cap Value Fund                                                        0.33%
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Small Cap Growth Fund                                                       0.33%
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Real Estate Fund                                                            0.54%
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Tax-Managed U.S. Equities Fund                                              0.33%
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Tax-Managed Small Companies Fund                                            0.55%
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International Disciplined Equity Fund                                       0.40%
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International Intrinsic Value Fund                                          0.54%
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International Growth Fund                                                   0.54%
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Currency Hedged International Equity Fund                                   0.54%
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Foreign Fund                                                                0.60%
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Foreign Small Companies Fund                                                0.70%
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International Small Companies Fund                                          0.60%
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Emerging Markets Fund                                                       0.81%
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Emerging Countries Fund                                                     1.00%
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Asia Fund                                                                   0.81%
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Tax-Managed International Equities Fund                                     0.54%
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Domestic Bond Fund                                                          0.10%
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Core Plus Bond Fund                                                         0.25%
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International Bond Fund                                                     0.25%
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Currency Hedged International Bond Fund                                     0.25%
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Global Bond Fund                                                            0.19%
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Short-Term Income Fund                                                      0.05%
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Global Hedged Equity Fund                                                   0.50%
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Inflation Indexed Bond Fund                                                 0.10%
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

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
                   FUND                                     POST-REIMBURSEMENT EXPENSE LIMITATION
-------------------------------------------------------------------------------------------------
Emerging Country Debt Share Fund                                            0.00%
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International Equity Allocation Fund                                        0.00%
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World Balanced Allocation Fund                                              0.00%
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Global (U.S.+) Equity Allocation Fund                                       0.00%
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U.S. Sector Fund                                                            0.33%
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Alpha LIBOR Fund                                                            0.00%
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International Core Plus Allocation Fund                                     0.00%
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Short-Duration Collateral Fund                                              0.00%
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Benchmark-Free Allocation Fund                                              0.00%
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

         In addition, with respect to each of the Currency Hedged International Equity Fund, U.S. Sector Fund and the Global Hedged Equity Fund only, the Advisor shall reimburse each such Fund to the extent that the sum of (i) such Fund's total annual operating expenses (excluding Excluded Fund Fees and Expenses), plus (ii) the amount of fees and expenses incurred indirectly by the Fund through its investment in other GMO Funds (excluding these Funds' Excluded Fund Fees and Expenses), exceeds the Fund's Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund's Post-Reimbursement Expense Limitation.

         In addition, with respect to each of the Core Plus Bond Fund, International Bond Fund, Currency Hedged International Bond Fund and Global Bond Fund, the Advisor shall reimburse each Fund to the extent that the sum of (a) the Fund's total annual operating expenses (excluding Excluded Fund Fees and Expenses), plus (b) the amount of fees and expenses incurred indirectly by the Fund through its investment in the Emerging Country Debt Fund (excluding Emerging Country Debt Fund's investment-related expenses such as brokerage commissions, hedging transaction fees, securities lending fees and expenses, interest expense and transfer taxes), exceeds the Fund's Post-Reimbursement Expense Limitation, subject to a maximum total reimbursement to such Fund equal to the Fund's Post-Reimbursement Expense Limitation.

         In providing this Notification, the Advisor understands and acknowledges that the Trust intends to rely on this Notification, including in connection with the preparation and printing of the Trust's prospectuses and its daily calculation of each Fund's net asset value.

         Please be advised that all previous notifications by the Advisor with respect to fee waivers and/or expense limitations regarding any of the Funds shall hereafter be null and void and of no further force and effect.

         IN WITNESS WHEREOF, the Advisor has executed this Notification of Obligation to Reimburse Certain Fund Expenses on the day and year first above written.

                                      GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                      By: ____________________________________
                                      Title: Member